Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports, dated February 24, 2023, with respect to the consolidated financial statements of Livent Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4, and the proxy statement/prospectus included herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 20 , 2023